EXHIBIT 5.1
[Letterhead of Andrews Kurth LLP]
December 1, 2006
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Gentlemen:
     We have acted as special counsel to (a) Allis-Chalmers Energy Inc., a Delaware corporation (the “Issuer”), and (b) each of the entities whose names appear on Schedule A attached hereto (collectively, the “Guarantors,” and together with the Issuer, each a “Company” and collectively, the “Companies”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of common stock, par value $0.01 per share (“Common Shares”), of the Issuer, (ii) shares of preferred stock, par value $0.01 per share (“Preferred Shares”), of the Issuer, (iii) senior debt securities (“Senior Debt Securities”) of the Issuer, (iv) subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, “Debt Securities”) of the Issuer, (v) guaranties of Debt Securities by the Guarantors (“Guarantees”), (vi) warrants to purchase debt or equity securities of the Issuer (“Warrants”), and (vii) units (“Units”) consisting of one or more of the securities referred to in the foregoing clauses (i) through (vi), or any combination thereof, having an aggregate initial public offering price (for all such securities referred to in the foregoing clauses (i) through (vii)) not to exceed U.S.$1,500,000,000, on terms to be determined at the time of the offering thereof. The securities referred to in the foregoing clauses (i) through (vii) are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).
     Senior Debt Securities will be issued pursuant to a senior indenture substantially in the form attached as Exhibit 4.4 to the Registration Statement (the “Senior Indenture”), between the Issuer and a financial institution to be named therein, as trustee (the “Senior Debt Trustee”), as may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Guarantees of Senior Debt Securities will be issued pursuant to the Senior Indenture, as may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, the Guarantors and the Trustee, entered into at the time of and in connection with the issuance of such Guarantees and such Senior Debt Securities. Similarly, Subordinated Debt Securities will be issued pursuant to a subordinated indenture substantially in the form attached as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Issuer and a financial institution to be named therein, as trustee (the

Allis-Chalmers Energy, Inc.
December 1, 2006

“Subordinated Debt Trustee”), as may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities. Guarantees of Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture, as may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, the Guarantors and the Trustee, entered into at the time of and in connection with the issuance of such Guarantees and such Subordinated Debt Securities.
     The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent.
     In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation and bylaws of the Issuer, (ii) the Registration Statement, (iii) the Prospectus, (iv) the forms of the Indentures, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions expressed in paragraphs 2 through 5 below with respect to the Securities therein referred to, we have assumed that:
     (i)     any Certificate of Designation in respect of Preferred Shares will be in conformity with the certificate of incorporation and by-laws of the Issuer and with applicable law;
     (ii)     the consideration paid for any Common Shares or Preferred Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”), the third sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision;
     (iii)     any supplemental indenture to either of the Indentures and/or any Board Resolution executed and delivered pursuant to either of the Indentures, in any such case, pursuant to which any Debt Securities and Guarantees are established and issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities

Allis-Chalmers Energy, Inc.
December 1, 2006

and Guarantees will comply with such Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution;
     (iv)     the form and terms of such Debt Securities, when established, the form and terms of any Guarantees, the form and terms of any Warrants or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units and Warrants), the issuance, sale and delivery thereof by the applicable Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or similar instrument of any of the Companies, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Companies, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of each affected Company, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:
     1.     With respect to the Common Shares, when (a) the Issuer has taken all necessary action to approve the issuance of such Common Shares, the terms of the offering thereof and related matters and (b) such Common Shares has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such Common Shares will be validly issued, fully paid and nonassessable.
     2.     With respect to the Preferred Shares, assuming the (a) taking by the board of directors of the Issuer of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Shares, (b) due filing with the Office of the Secretary of State of the State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Shares to be issued and (c) due issuance and delivery of such series of the Preferred Shares, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, such series of the Preferred Shares will be validly issued, fully paid and nonassessable.

Allis-Chalmers Energy, Inc.
December 1, 2006

     3.     With respect to any series of Debt Securities to be issued under an Indenture, when (a) the applicable supplement, if any, to such Indenture has been duly authorized and validly executed and delivered by the Issuer, as issuer, the Guarantors, as guarantors, and the Trustee, or the applicable Board Resolution has been duly authorized and validly executed and delivered by the Issuer, or the applicable Officer’s Certificate has been validly executed and delivered by a duly authorized officer of the Issuer, in each case, in accordance with the terms of such Indenture, (b) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (c) the Issuer has taken all necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Issuer’s board of directors, upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.
     4.     With respect to the Guarantees, assuming the (a) taking of all necessary corporate, limited liability company or partnership action (as applicable) by the Companies to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) applicable Indenture as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act and (c) due execution, issuance and delivery of such Debt Securities and due execution and delivery of such Guarantees in each case in accordance with the terms of the applicable Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement and payment (or delivery) of the consideration therefore provided for therein, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.
     5.     With respect to Warrants to be issued under a Warrant Agreement, when (a) the Issuer has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Issuer and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Issuer.
     6.     With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, (iii) the issuance and terms of any applicable series of any Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of the

Allis-Chalmers Energy, Inc.
December 1, 2006

applicable Indenture and any applicable supplemental indenture or Board Resolution or Officer’s Certificate and (iv) the issuance and terms of any Preferred Shares or Common Shares which are a component of the Units, the terms of the offering thereof and related matters, and (b) due execution and delivery by all parties thereto and due authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Units, (ii) such Warrants and Warrant Agreement, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any applicable supplemental indenture or Board Resolution or Officer’s Certificate and (iv) such Preferred Shares and Common Shares, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, the applicable Indenture and any applicable supplemental indenture or Board Resolution or Officer’s Certificate, in the case of a series of Debt Securities, or the Issuer’s certificate of incorporation and bylaws, in the case of such Preferred Shares and Common Shares, such Units will constitute valid and legally binding obligations of the Issuer.
     Our opinions in paragraphs 3, 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.
     We express no opinion other than as to the laws of the State of New York and the DGCL.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Andrews Kurth LLP

SCHEDULE A
Guarantors

State of
Incorporation or
Name of Guarantor	Organization
AirComp L.L.C.	Delaware
Allis-Chalmers GP, LLC	Delaware
Allis-Chalmers LP, LLC	Delaware
Allis-Chalmers Management, LP	Texas
Allis-Chalmers Production Services, Inc.	Texas
Allis-Chalmers Rental Tools, Inc.	Texas
Allis-Chalmers Tubular Services, Inc.	Texas
Mountain Compressed Air, Inc.	Texas
OilQuip Rentals, Inc.	Delaware
Petro-Rentals, Incorporated	Louisiana
Rogers Oil Tool Services, Inc.	Louisiana
Strata Directional Technology, Inc.	Texas
Target Energy, Inc.	Delaware